First Amendment

                                       To

                              ACQUISITION AGREEMENT


Entered into by and between the following parties:

     Meridian Holdings Inc., ("MDHG") a Florida corporation;

     The Old Fashioned Syrup Company, Inc. ("Syrup") a Florida corporation; and

     Mark Streisfeld and Alan Posner.



1. In consideration of the promises and the mutual and dependent covenants herein and as contained in the Acquisition Agreement dated, January 8, 1999 between the parties, the parties hereby agree that paragraph 1.7 of the said Acquisition Agreement is hereby deleted in its entirety and shall be replaced by the following:

"1.7 Consideration, Issuance and Delivery of Stock. In consideration of the delivery of all of the issued and outstanding shares of the Capital Stock of Syrup to MDHG, and compliance by Syrup with its warranties and undertakings contained herein, MDHG shall at Closing, deliver one or more certificates representing the aggregate of 3,026,794 shares of MDHG Common Stock."

All such shares issuable pursuant to this agreement will be investment stock, and are subject to all restrictions upon resale, assignment and transfer as may be imposed under the Securities Act of 1933, as amended; and when so issued and delivered, such shares, each with an appropriate restrictive legend thereupon, shall be fully paid and non-assessable. As a condition precedent to the issuance of the certificates, Syrup undertakes to provide duly executed Investment Letters from each person or entity, other than Streisfeld and Posner, in whose name any of the aforementioned shares shall be issued.

2. The numeric headings in the Acquisition Agreement do not contain Sections 1.8 or 1.9.

3. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, pursuant to the laws of the State of Florida without regard to the principles of 'conflict of laws'.


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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the
Acquisition Agreement between the parties as of the 10th day of January, 1999.


                              Meridian Holdings Inc.
                             by:/s/ Paul M.Galant
                                    Paul M. Galant, Secretary



                              The Old Fashioned Syrup
                         Company, Inc.
                              by/s/ MarkStreisfeld
                                     Mark Streisfeld, President